UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2013

TOP TO BOTTOM PRESSURE WASHING, INC.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-55011	20-4939098
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd, Suite 200, Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(941) 926-9700

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

First, on December 6, 2013 Michael J. Daniels submitted his resignation as Secretary, Chief Financial Officer, Treasurer and Director effective at 12:00 p.m.  As a reason for his resignation, Mr. Daniels cited his recent medical issues attributing to his inability to perform his duties and responsibilities to the Company effectively.  His resignation was accepted by the Chairman of the Board with great reluctance.

There were no disagreements between the Company and Mr. Daniels regarding the operations and direction of the Company.

Second, Mr. Andy Z. Fan was nominated as Secretary, Chief Financial Officer and Treasurer and he accepted said nominations effective at 12:00 p.m. on December 6, 2013. There are no arrangements or understanding between Mr. Fan and any other person pursuant to which he was selected as a Secretary, Chief Financial Officer and Treasurer, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships by and between Mr. Fan and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOP TO BOTTOM PRESSURE WASHING, INC.
Dated: December 6, 2013	By:	/s/ Andy Z. Fan
Name: Andy Z. Fan Title: President